UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC   20549

_________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 28, 2006

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29204	58-2153309
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut	06877
(Address of principal executive offices)	(Zip Code)

(203) 431-6665
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position, business and financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “designed,” “estimate,” “plan” and “continue.” Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct.

These forward-looking statements are subject to certain risks, uncertainties and assumptions relating to Global Matrechs, Inc. (the “Company”). Should one or more of these risks or uncertainties materialize, or should the assumptions underlying our forward-looking statements prove incorrect, our future performance and actual results of operations could vary significantly from those anticipated, projected, believed, expected, intended or implied. We undertake no obligation to update any of the forward-looking statements in this Report, which speak only as of the date they were made.
PURPOSE OF THIS AMENDMENT

On September 15, 2006, the Company filed a Current Report on Form 8-K announcing that the Company and Brittany Capital Management Limited had agreed to terminate the parties’ Private Equity Credit Agreement and Registration Rights Agreement, dated January 10, 2006, and enter into a new Private Equity Credit Agreement and Registration Rights Agreement dated September 14, 2006.

As described under the heading “Put Shares” below, the Private Equity Credit Agreement entered into on September 14, 2006 has a minimum draw down amount equal to one hundred thousand dollars. This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on September 15, 2006 in order to change a statement suggesting that the minimum draw down amount was equal to an amount greater than one hundred thousand dollars. In this Form 8-K/A, this statement reads “based on our current assessment of our financing needs, we intend to draw in excess of the one hundred thousand dollar minimum.”

This Form 8-K/A amends, replaces and supersedes the Current Report on Form 8-K filed by the Company on September 15, 2006 in its entirety.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2006, the Company and Brittany Capital Management Limited (“Brittany”) agreed to terminate the parties’ Private Equity Credit Agreement and Registration Rights Agreement, dated January 10, 2006 (collectively referred to as the “January Agreements”), and enter into a new Private Equity Credit Agreement and Registration Rights Agreement with terms substantially similar to the January Agreement (collectively referred to as the “September Private Equity Agreements”). The reasons for terminating the January Agreements and entering into the September Private Equity Agreements included the parties’ decision to decrease the number of shares which were required to be registered pursuant to the January Registration Rights Agreement and to change certain mechanics relating to the exercise of put options. A description of the material terms of the September Private Equity Credit Agreement is provided below. Copies of the September Private Equity Agreements are attached to this current report as Exhibits 10.1 and 10.2 and are incorporated into these items by reference.

Description of September Private Equity Agreements

Summary. The September Private Equity Credit Agreement provides that we may draw up to $15 million from Brittany, from time to time at our discretion, in exchange for shares of our common stock, subject to conditions outside of the control of Brittany further described below.

Put Shares. Each draw under the September Private Equity Credit Agreement is structured as a put option, wherein we require Brittany to purchase a number of shares of our common stock after a discount to the market price is applied. For a given put, we must deliver a notice to Brittany indicating the dollar amount we wish to draw down. Five trading days after delivery of this notice, Brittany must deliver this amount in two equal installments, one each on the fifth and tenth trading day following the delivery of the notice. In exchange, we must issue to Brittany, in the case of the first installment, the number of shares of common stock obtained by dividing the amount of the installment by 92% of the average of the three closing bid prices immediately preceding the installment date, and in the case of the second installment, the number of shares obtained by dividing the amount of the installment by 92% of the average of the three lowest closing bid prices during the ten trading day period immediately preceding the installment date. We refer to the shares we sell under the agreement as “put shares.” The issuance of put shares to Brittany are to take place from time to time, at our discretion, over the course of a commitment period extending 36 months after the effective date of this registration statement covering the shares we may issue under the agreement.

We are required to draw down a minimum of one hundred thousand dollars. If we draw a lesser amount, we must pay Brittany an amount equal to eight percent of the difference between that amount and the minimum. Based on our current assessment of our financing needs, we intend to draw in excess of the one hundred thousand dollar minimum.

Registration of Shares. The September Registration Rights Agreement requires us to register the resale of 7,334,996 shares of our common stock to be issued by us to Brittany pursuant to the September Private Equity Credit Agreement. We intend to file a registration statement on Form SB-2 immediately after the filing of this current report for this purpose. All costs of filing the registration statement with the SEC will be paid by the Company.

Blackout Shares. If we suspend sales of common stock pursuant to the registration statement covering the resale of the shares we issue under September Private Equity Agreements, we must, within 15 trading days of a sale of common stock to Brittany and our stock price declines during the suspension period, issue that number of additional shares of our common stock which, when combined with the shares purchased during the 15 trading days immediately preceding the suspension, will equal the number of shares Brittany would have received had the purchase been made at the conclusion of the suspension period (at the lower per share price). Any obligation to deliver blackout shares arising under the September Private Equity Agreements would be irrevocable, and Brittany would have no discretion regarding whether or not to receive them.

Fees. We are required to pay Southridge Investment Group, LLC (formerly Greenfield Capital Partners, LLC), a registered broker-dealer, a finder’s fee, in cash, equal to 1% of the amounts we draw down from the equity line as consideration for services related to the establishment of the September Private Equity Agreements.

Number of shares issuable under the Private Equity Credit Agreement. We cannot predict the actual number of shares of common stock that may be issued under the Private Equity Credit Agreements, in part because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of cash advances we intend to draw. However, for illustrative purposes, we have calculated the number of shares we would have to issue in connection with a hypothetical draw amount of $50,000 based on the assumptions set forth below:

Shares Issuable Under September Private Equity Agreement for $50,000 Draw at Various Market Prices

Hypothetical Market Price	Discounted Market Price	Shares to be issued
$0.025	$0.0230	2,173,913
$0.020	$0.0187	2,717,391
$0.015	$0.0138	3,623,188
$0.010	$0.0092	5,434,783
$0.005	$0.0046	10,869,565

Dilution. The issuance and sale of shares under the September Private Equity Agreements will have a significant dilutive impact on our stockholders for the following reasons:

•
As described above, the lower our stock price is, the more shares we would have to issue for a given draw down amount, and the more shares we issue, the greater the extent of dilution to the ownership interest of our current stockholders.

•	Because the shares we may issue under the September Private Equity Agreements are discounted, the issuance of these shares will also have a financially dilutive impact on our current stockholders.

•
The Brittany’s sale of material amounts of our common stock into the market may result in significant downward pressure on the price of the common stock as the supply of freely tradable shares increases. Furthermore, this downward pressure may encourage short sales, which could further depress on the price of the common stock.

At the market price of our common stock as of September 14, 2006, it would require 543,478,260 shares to draw down the full $15,000,000 available under the agreement. We have approximately 875,550,012 shares of common stock available for issuance as of September 14, 2006.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the September Private Equity Agreement and the Registration Rights Agreement which are included as Exhibits 10.1 and 10.2 to this current report on Form 8-K and incorporated by reference in these Items.

Future Events - Registration of Common Stock to be Issued in Connection with the September Private Equity Credit Agreement.

On September 15, 2006, we filed a request with the SEC to withdraw our registration statement on Form SB-2 (No. 333-135377) which was filed in connection with our obligation to register shares of our common stock to be sold by us pursuant to the January Agreement.

We intend to immediately file a new registration statement with the SEC to register for resale the shares of our common stock which may be issued by us in connection with the September Private Equity Agreements. Pursuant to the September Registration Rights Agreement, we are required to register the resale of 7,334,996 shares of our common stock with the SEC.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1.	Private Equity Credit Agreement by and between Global Matrechs, Inc. and Brittany Capital Management Limited, dated September 14, 2006.

10.2.	Registration Rights Agreement by and between Global Matrechs, Inc. and Brittany Capital Management Limited, dated September 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MATRECHS, INC.

Dated: September 18, 2006	By:	/s/ Michael Sheppard
Michael Sheppard
Chief Executive Officer